Exhibit 10.33

REINSTATEMENT AND SECOND AMENDMENT TO PURCHASE AND SALE CONTRACT

THIS REINSTATEMENT AND SECOND AMENDMENT TO PURCHASE AND SALE CONTRACT (this "Second Amendment") is made as of the 21st day of November, 2006 (the "Second Amendment Date"), by and among AMBASSADOR VI, L.P., a Delaware limited partnership, AMBASSADOR VIII, L.P., a Delaware limited partnership, CENTURY STONEY GREENS, L.P., a California limited partnership, and WINTHROP APARTMENT INVESTORS LIMITED PARTNERSHIP, a Maryland limited partnership, each having an address at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 (individually a "Seller" and collectively "Sellers"), and BETHANY HOLDINGS GROUP, LLC, a Nevada limited liability company ("Bethany"), and CHI CHEN WANG, an individual ("Wang" collectively with Bethany being "Original Purchaser"), and BETHANY AUSTIN APARTMENTS, LLC, a Delaware limited liablity company, having an address at 1920 Main Street, Suite 770, Irvine, California  92614 ("Purchaser").

RECITALS:

WHEREAS, Sellers and Original Purchaser are parties to a Purchase and Sale Contract dated as of September 25, 2006, as amended by the First Amendment to Purchase and Sale Contract, dated November 1, 2006 (as amended, the "Contract"), for the real properties identified therein;

WHEREAS, Original Purchaser terminated the Contract on November 8, 2006, pursuant to Section 3.2 of the Contract;

WHEREAS, Original Purchaser and Sellers desire to reinstate and amend the Contract on the terms set forth below; and

WHEREAS, Original Purchaser desires to assign the Contract to Purchaser.

NOW, THEREFORE, in consideration of the mutual covenants set forth in the Contract and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers, Original Purchaser and Purchaser agree as follows:

AGREEMENT:

1.

Reinstatement.  The Contract is hereby reinstated, as amended herein, ratified and affirmed and is effective as of the Second Amendment Date as if the termination by Purchaser had not occurred.

2.

Credits Against Purchase Price.  Section 2.2 of the Contract is amended to provide that Purchaser shall, with respect to the applicable Property specified below, receive a credit at Closing in the following amounts in connection with, and full satisfaction of, all objections raised by Purchaser regarding the applicable Property, including the physical condition thereof:

i.

Falls on Bull Creek: $760,000.

ii.

Promontory Point: $460,000.

iii.

Chesapeake: $30,000.

iv.

Broadmoor - $50,000.

In consideration of the foregoing credits, Purchaser shall be solely responsible for all repairs required to be performed at the Properties following the Closing and hereby irrevocably releases each Seller from all liability and obligations regarding the same.  Purchaser represents and warrants to Sellers that the allocation of credits to the Properties have been set by Purchaser, and Sellers have not influenced such allocations among Properties.

3.

Additional Deposit.  Section 2.2.2 of the Contract is amended to provide that the “Additional Deposit” equals $1,200,000.00, and that Purchaser shall deposit the Additional Deposit with the Escrow Agent within 1 Business Day after the Second Amendment Date.

4.

Interest on Loans.  Notwithstanding anything in the Contract to the contrary, Purchaser acknowledges that the applicable Sellers may incur interest expense under their mortgage loans (or bonds) for the time from the Closing Date to the next regularly scheduled monthly loan payment date.  Therefore, (a) with respect to Falls on Bull Creek, at Closing, Purchaser agrees to reimburse the Falls on Bull Creek Seller an amount equal $22,000.00 related to the early payoff of the debt for Falls on Bull Creek, and (b) with respect to Chesapeake, Purchaser agrees to reimburse the Chesapeake Seller at Closing for all of the interest for the period from the Closing Date through the next regularly scheduled loan payment date.

5.

Lender Fees.  The Contract is hereby amended by deleting all references to Purchaser paying the "Lender Fees" and the same reducing the Purchase Price.

6.

Feasibility Period.  The Feasibility Period under the Contract shall be deemed to have expired for all purposes under the Contract on the Second Amendment Date.  Purchaser hereby agrees that it has completed its review of the Properties and, except as expressly set forth in the Contract, hereby waives its right to further object (pursuant to Sections 3.2 or 4.3 of the Contract or otherwise) to any matter concerning the Title Documents, the Surveys, the Property Contracts, the Leases, the Miscellaneous Property Assets, the physical condition of the Properties, or otherwise with respect to the Properties.  Purchaser agrees that, to its actual current knowledge, Sellers have made all required deliveries required under the Contract and performed all of Sellers' required obligations under the Contract through the date hereof.  Purchaser agrees that Purchaser's right to terminate the Contract is irrevocably waived, except for Purchaser's express rights under the Contract which are applicable to the time period following the expiration of the Feasibility Period, and the Deposit (including the Additional Deposit to be delivered to Escrow Agent as required hereunder) is non-refundable except only as set forth in the Contract.  Purchaser acknowledges (Y) receiving from Sellers updated Rent Rolls and lists of Property Contracts, and that the same do not disclose any violations of any representations, warranties or covenants, and (Z) having a full and complete opportunity to visit and inspect the Properties and review all files and documents located at the Properties, or otherwise made available, prior to the execution of this Amendment and expressly and specifically re-affirms the provisions set forth in Section 6.2 of the Contract, including, without limitation, the "AS IS", WHERE IS" and "WITH ALL FAULTS" nature of the acquisition of the Properties.

7.

Closing Date.  Section 5.1 of the Contract is amended and restated in its entirety as follows:

The Closing shall occur on December 14, 2006 (the "Closing Date") through an escrow with Escrow Agent, whereby the Sellers, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means.

8.

Falls on Bull Creek LURA.  Purchaser acknowledges that the Falls on Bull Creek Seller intends to redeem the bonds associated with the Falls on Bull Creek LURA (the "Falls Bonds") on December 15, 2006.  So, notwithstanding anything in the Contract to the contrary, from the Closing until the completion of the redemption of the Falls Bonds, the lien of the Falls on Bull Creek LURA shall be a Permitted Exception, whether or not the Issuer has approved the sale of the Falls on Bull Creek Property to Purchaser.  But, the lien of the Falls Bonds shall not be a Permitted Exception at the Closing.  The Falls on Bull Creek Seller shall use reasonable efforts to complete the redemption of the Falls on Bull Creek bonds on or about December 15, 2006.

9.

Assignment and Assumption.  Original Purchaser and Purchaser hereby certify to Sellers that Original Purchaser is an affiliate of Purchaser.  Original Purchaser hereby assigns and transfers to Purchaser all of Original Purchaser's right and interest in and to the Contract, as reinstated and amended hereby, together with all of Original Purchaser's right and interest in and to the Properties and the Deposit described in the Contract.  Purchaser hereby assumes and agrees to be responsible for all the obligations of the Original Purchaser under the Contract; provided, however, that such assumption by Purchaser shall not relieve Original Purchaser of its obligations to Sellers under the Contract.  Notwithstanding anything in the Contract to the contrary, Purchaser shall have no further right to assign its interest in the Contract.

10.

Miscellaneous.  The following provisions shall apply with respect to this Second Amendment:

(a)

Except as modified herein, the Contract is in full force and effect and is hereby ratified by Purchaser, Original Purchaser and Sellers.

(b)

Capitalized terms not defined herein shall have the same meaning as set forth in the Contract.

(c)

In the event of any conflict between the Contract and this Second Amendment, the terms and conditions of this Second Amendment shall control.

(d)

This Second Amendment may be executed in counterparts, each of which (or any combination of which) when signed by all of the parties shall be deemed an original, but all of which when taken together shall constitute one agreement.  Executed copies hereof may be delivered by telecopier and upon receipt shall be deemed originals and binding upon the parties hereto, and actual originals shall be promptly delivered thereafter.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the Second Amendment Date.

SELLER:

BROADMOOR:

AMBASSADOR VI, L.P., a Delaware limited partnership

By:

AMBASSADOR VI, INC., a Delaware corporation, its general partner

By:

/s/ Brian J. Bornhorst

Name:

Brian J. Bornhorst

Title:

Vice President

CHESAPEAKE:

WINTHROP APARTMENT INVESTORS LIMITED PARTNERSHIP, a Maryland limited partnership

By:

WAI Associates Limited Partnership, a Texas limited partnership, its General Partner

By:

AIMCO/WAI Associates GP, LLC, a Delaware limited liability company, its general partner

By:

AIMCO Properties, L.P., a Delaware limited partnership, its member

By:

AIMCO-GP, INC., a Delaware corporation, its general partner

By:

/s/ Brian J. Bornhorst

Name:

Brian J. Bornhorst

Title:

Vice President

FALLS ON BULL CREEK:

AMBASSADOR VIII, L.P., a Delaware limited partnership

By:

AMBASSADOR VIII, INC., a Delaware corporation, its general partner

By:

/s/ Brian J. Bornhorst

Name:

Brian J. Bornhorst

Title:

Vice President

PROMONTORY POINT:

CENTURY STONEY GREENS, L.P., a California limited partnership

By:

CENTURY STONEY GREENS, INC., a California corporation, its general partner

By:

/s/ Brian J. Bornhorst

Name:

Brian J. Bornhorst

Title:

Vice President

ORIGINAL PURCHASER:

BETHANY HOLDINGS GROUP, LLC,

a Nevada limited liability company

By: /s/ Greg Garmon

Name: Greg Garmon

Title: Managing Member

CHI CHEN WANG

/s/ Chi Chen Wang

Chi Chen Wang

PURCHASER:

BETHANY AUSTIN APARTMENTS, LLC,

a Delaware limited liability company

By:

Bethany Holdings Aus, LLC, a Delaware limited liability company, it manager

By:

Bethany Holdings Group, LLC, a Nevada limited liability company, its managing member

By: /s/ Greg Garmon

Name: Greg Garmon

Title: Managing Member